Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of IGTA Merger Sub Limited (the “Company”) on Amendment No. 8 to Form S-4 to be filed on November 29, 2024, of our report dated February 7, 2024, except for Note 7 and 11, dated June 3, 2024, with respect to our audit of the consolidated financial statements of Inception Growth Acquisition Limited as of December 31, 2023 and 2022, and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Adeptus Partners, LLC

Ocean, New Jersey

November 29, 2024

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of IGTA Merger Sub Limited (the “Company”) on Amendment No. 8 to Form S-4 to be filed on November 29, 2024, of our report dated November 13, 2024, with respect to our audit of the financial statements of IGTA Merger Sub Limited as of December 31, 2023, and for the period September 11, 2023 (inception) through December 31, 2023, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Adeptus Partners, LLC

Ocean, New Jersey

November 29, 2024